Exhibit 10.3

Execution Version

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

REVOLVING CREDIT AGREEMENT

dated as of

October 12, 2018

among

GOLDEN QUEEN MINING COmpany, Llc., as Borrower,

GOLDEN QUEEN MINING HOLDINGS, INC. and GAUSS LLC, as Pledgors

GAUSS HOLDINGS LLC, as Administrative Agent

and

auvergne, llc and GAUSS HOLDINGS LLC, as Lenders

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TABLE OF CONTENTS

Section I DEFINITIONS		1
1.1	Definitions	1
1.2	Rules of Interpretation	9

Section II DESCRIPTION OF LOANS		10
2.1	The Loans	10
2.2	Interest Rates and Payments of Interest	10
2.3	Commitment Fee	11
2.4	Repayment of Loan	11
2.5	Prepayments	11
2.6	Method of Payments	11
2.7	Computation of Interest and Fees	12
2.8	Taxes	12

Section III CONDITIONS OF LENDING		13
3.1	Conditions Precedent to Initial Loans	13
3.2	Conditions Precedent to all Loans	14

Section IV REPRESENTATIONS AND WARRANTIES		15
4.1	Existence, Qualification and Power	15
4.2	Authorization; No Contravention	15
4.3	Governmental Authorization; Other Consents; Corrupt Practices	15
4.4	Binding Effect	16
4.5	Financial Statements	16
4.6	Litigation	16
4.7	No Default	16
4.8	Ownership of Property; Encumbrances	17
4.9	Environmental Compliance	17
4.10	Insurance	17
4.11	Taxes	17
4.12	Subsidiaries	17
4.13	Margin Regulations; Investment Company Act.	17
4.14	Compliance with Laws	17
4.15	Solvency	18
4.16	Compliance with OFAC Rules and Regulations	18
4.17	Foreign Assets Control Regulations, Etc	18

Section V AFFIRMATIVE COVENANTS		18
5.1	Financial Statements	18
5.2	Conduct of Business	20
5.3	Taxes	20
5.4	Inspection Rights	20
5.5	Maintenance of Books and Records	20
5.6	Use of Proceeds	20
5.7	Further Assurances	20

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.8	Notification Requirements	21
5.9	Environmental Compliance	21
5.10	Subsidiary Guaranties	21
5.11	Exploration of Strategic Alternatives	22

Section VI NEGATIVE COVENANTS		22
6.1	Indebtedness	22
6.2	Contingent Liabilities	23
6.3	Encumbrances	23
6.4	Merger; Dispositions; Liquidation	23
6.5	Restricted Payments	24
6.6	Investments; Purchases of Assets	24
6.7	Transactions with Affiliates	24
6.8	Fiscal Year	24

Section VII DEFAULTS		24
7.1	Events of Default	24
7.2	Remedies upon Event of Default	26

Section VIII GRANT OF SECURITY INTEREST		27
8.1	Security Interests	27
8.2	Use of Collateral	27
8.3	Possession; Sale of Collateral; etc	28
8.4	Financing Statements, Direct Payments	29
8.5	Remedies Not Exclusive	29

Section IX PLEDGE		29
9.1	Pledge	29
9.2	Covenant	30
9.3	Registration in Nominee Name; Denominations	30
9.4	Voting Rights; Dividends; etc	30
9.5	Remedies Upon Default	31
9.6	Waiver of Guarantor Defenses	32

Section X GENERAL		34
10.1	Notices	34
10.2	Successors and Assigns	36
10.3	Expenses	36
10.4	Indemnification	37
10.5	Survival of Covenants, Etc	37
10.6	No Waivers	37
10.7	Amendments, Waivers, etc.	38
10.8	Lost Note, Etc	38
10.9	Captions; Counterparts	38
10.10	Entire Agreement, Etc	38
10.11	Waiver of Jury Trial	38
10.12	Governing Law	39

ii

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.13	Jurisdiction; Consent to Service of Process	39
10.14	Severability	40
10.15	Administrative Agent	40
10.16	Press Releases, etc	42

EXHIBIT

A	Form of Note

SCHEDULES

2.1(a)	Allocations
4.2	No Conflict
4.3	Governmental Authorizations
4.6	Litigation
4.7	No Default
6.1(f)	Existing Indebtedness
6.2	Contingent Liabilities
6.3	Permitted Encumbrances
9.1	Pledged Securities

iii

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

REVOLVING CREDIT AGREEMENT

REVOLVING CREDIT AGREEMENT made as of October 12, 2018, among GOLDEN QUEEN MINING COMPANY, LLC, a California limited liability company (the “Borrower”), GOLDEN QUEEN MINING HOLDINGS, INC., a California corporation (“GQM Holdings Pledgor”), GAUSS LLC, a Delaware limited liability company (“Gauss Pledgor”), GAUSS HOLDINGS LLC, a Delaware limited liability company (“LUK Holdco”), as administrative agent (in such capacity, the “Administrative Agent”), and AUVERGNE, LLC, a Delaware limited liability company (“Auvergne” and, together with LUK Holdco, the “Initial Lenders”).

WHEREAS, the Borrower has requested the Lenders to extend credit in the form of a senior secured revolving credit facility, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section I

DEFINITIONS

1.1	Definitions.

All capitalized terms used in this Agreement or in the Notes or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

Administrative Agent. See the Preamble.

Affiliate. With reference to any Person, (i) any director or officer of that Person, or (ii) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the purposes hereof, no Lender shall be deemed to be an Affiliate of the Borrower.

Agreement. This Revolving Credit Agreement, including the Exhibits and Schedules hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Attributable Indebtedness. On any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

Borrower. See the Preamble.

Borrower’s Accountants. PricewaterhouseCoopers LLP, Chartered Accountants, or such other independent certified public accountants as are selected by the Borrower and reasonably acceptable to the Lenders.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Business Day. Any day other than a Saturday, Sunday or legal holiday on which banks in New York City, New York are open for the conduct of a substantial part of their commercial banking business.

Capitalized Leases. All leases that have been or should be, in accordance with GAAP recorded as capitalized leases.

Change of Control. (a) The acquisition of ownership or voting control, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as then in effect), on or after the Closing Date, by any Person or group (within the meaning of Sections 13d and 14d of the Securities Exchange Act of 1934, as then in effect) other than a Lender, an Affiliate of a Lender, or any Clay Family Member, of Equity Interests representing more than 35% percent of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (b) the occupation of a majority of the seats (other than vacant seats) on the board of managers of the Borrower by Persons who were not (i) managers of the Borrower on the Closing Date, (ii) appointed or nominated by the board of managers or other governing body of the Borrower (which constituted the board of managers or such other governing body on the Closing Date), or (iii) appointed or nominated by managers so nominated.

Clay Family. (i) Landon Clay, (ii) any lineal descendant (including adoptive relationships) of Landon Clay or Harris Clay, (iii) any trust primarily for the benefit of, or the estate of, one or more of the Persons described in the foregoing clauses (i) and (ii), and (iv) any partnership, corporation, joint venture, limited liability company, limited liability partnership, business trust, cooperative, association or other entity the entire beneficial ownership of which is held by one or more of the Persons described in the foregoing clauses (i), (ii) and (iii).

Clay Family Member. Any Person in the Clay Family.

[**]

Closing Date. The first date on which the conditions set forth in Section 3.1 have been satisfied.

Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

Collateral. (a) With respect to the Borrower, all of the Borrower’s right, title and interest in and to all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including, but not limited to, all goods, accounts, instruments, intercompany obligations, contract rights, partnership and joint venture interests, documents, chattel paper, general intangibles, payment intangibles, goodwill, equipment, machinery, inventory, investment property, copyrights, trademarks, trade names, insurance proceeds, cash, deposit accounts, letter of credit rights and the Pledged Securities and any other Pledged Collateral, and any proceeds thereof, products thereof or income therefrom and (b) with respect to each Pledgor, all of such Pledgor’s right, title and interest in and to all Pledged Securities and any proceeds thereof, products thereof or income therefrom, but in each of the foregoing clauses (a) and (b), excluding the Excluded Assets.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Commitment. See Section 2.1(a).

Commitment Fee. See Section 2.3(b).

Control. The possession, by one or more persons, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

Controlled Foreign Corporation. A Subsidiary of the Borrower which is a “controlled foreign corporation” as defined in Section 957(a) of the Code.

Corrupt Practices Laws. (i) The Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), as amended, and (ii) any other law, regulation, order, decree, or directive having the force of law in any applicable jurisdiction and relating to bribery, kick-backs, or similar business practices.

Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

Disposition or Dispose. The sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

Dollars or $. United States dollars.

Encumbrances. See Section 6.3.

Environmental Laws. All provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders-in-council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning environmental health or safety and protection of, or regulation of the discharge of substances into, the environment.

Equity Interests. With respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Excluded Assets. The following assets: (a) real property, including leasehold interests, (b) the Borrower’s rights under any equipment lease, or other contract that contains a provision that would result in a default thereunder if a security interest were granted under this Agreement, except to the extent such provision is unenforceable by reason of the Uniform Commercial Code, (c) any other properties owned by the Borrower as to which the Lenders shall have determined that the cost to the Borrower of perfecting a security interest thereon is disproportionate to the benefit to be realized by the Lenders, (d) any funds reserved for accrued payroll held in a deposit account, and (e) any intent-to-use trademark application but only until such time as and until an amendment to allege use or a statement of use has been filed by the Borrower under 15 U.S.C. §1501(d) and accepted by the U.S. Patent and Trademark Office.

Event of Default. Any event described in Section 7.1.

Fiscal Quarter. Each quarterly accounting period of the Borrower in any Fiscal Year.

Fiscal Year. The accounting year of the Borrower, commencing on January 1 and ending on December 31 in each calendar year.

Fixed Rate. 8.0% per annum.

Foreign Subsidiary Holding Company. Any Subsidiary of the Borrower with no material assets other than equity (or equity and debt interests) of one or more Controlled Foreign Corporations.

GAAP. Generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

Governmental Authority. The government of the United States of America, Canada, and any other nation, and any political subdivision thereof, whether state, provincial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Guarantees. As applied to the Borrower, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others, whether or not reflected on the balance sheet of the Borrower, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Indebtedness. As to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any swap agreement; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created); (e) indebtedness (excluding prepaid interest thereon) secured by an Encumbrance on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all Attributable Indebtedness in respect of Capitalized Leases; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

Initial Lenders. See the Preamble.

Investment. As applied to the Borrower, the purchase or acquisition of any Equity Interests of any other Person, any loan, advance or extension of credit (excluding accounts receivable arising in the ordinary course of business) to, or contribution to the capital of, any other Person, any real estate held for sale or investment, any securities or commodities futures contracts held, any other investment in any other Person, and the making of any commitment or acquisition of any option to make an Investment.

Lenders. The Initial Lenders and each other Person that may after the date hereof become an assignee of such Lender’s rights and obligations hereunder in accordance with the terms hereof and, thereby a party to this Agreement as a Lender hereunder, but from and after the effective date that any Person shall have assigned the entirety of its rights and obligations hereunder pursuant to Section 8.2, “Lenders” shall no longer include such Person.

Loan Documents. This Agreement, the Notes, and the Subordination Agreement, together with any agreements, instruments or documents executed and delivered pursuant to or in connection with any of the foregoing.

Loans. See Section 2.1(a).

Loan Party. The Borrower and each other Person that becomes a Loan Party hereafter pursuant to the execution of joinder documents.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Material Adverse Effect. Any of (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower; (b) a material impairment of the rights and remedies of the Lenders under any Loan Document, or of the ability of any Borrower to perform its material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party; provided that the term “Material Adverse Effect” shall not include any change, effect or circumstance to the extent resulting from (x) changes in general economic, financial market or geopolitical conditions, or (y) any failure by any Borrower to meet any published analyst estimates or expectations of their respective revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure thereby to meet its respective internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself and whether or not the same was delivered to the Lenders pursuant to the provisions hereof (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect); provided further that, in the case of the immediately preceding clause (x), such changes, effects or circumstances do not affect the relevant Borrower disproportionately relative to other companies operating in the same industry.

Maturity Date. March 31, 2020.

Moody’s. Moody’s Investors Service, Inc. and its successors.

Note Record. Any internal record, including a computer record, maintained by a Lender with respect to the Loan.

Notes. See Section 2.1(b).

Obligations. The following:

(a)       the due and punctual payment and satisfaction by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other obligations of the Borrower under this Agreement and under the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise, arising under the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and

(b)       the due and punctual performance of all the obligations of the Pledgors under or pursuant to this Agreement and each of the other Loan Documents.

OFAC. The U.S. Department of the Treasury’s Office of Foreign Assets Control.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Other Taxes. All present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

Permitted Encumbrances. See Section 6.3.

Person. Any individual, corporation, partnership, trust, unincorporated association, business or other legal entity, and any government or governmental agency or political subdivision thereof.

Pledged Collateral. The Pledged Securities and any proceeds (as defined in Section 9-102(64) of the UCC) including cash proceeds (as defined in Section 9-102(9) of the UCC) of the Pledged Securities and all voting and other rights associated with the Pledged Securities.

Pledged Securities. 100% of all issued and outstanding Equity Interests issued by the Borrower or by any Subsidiary of the Borrower, whether now owned or hereafter acquired; provided, however, the definition of “Pledged Securities” shall not include more than 65% of the voting Equity Interests issued by a Controlled Foreign Corporation or a Foreign Subsidiary Holding Company.

Pledgors. Collectively, the Borrower (with respect to the Equity Interests in its Subsidiaries), and GQM Holdings Pledgor and Gauss Pledgor (with respect to their respective Equity Interests in the Borrower).

Public Official. Any individual who, even transitorily or without payment, holds a public office or official position in any Governmental Authority, any public company controlled by a Governmental Authority or any company in which a Governmental Authority participates in a material respect its affairs, as well as political parties.

Qualified Investments. As applied to the Borrower, investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America and that have maturity dates not more than one year from the date of acquisition; (ii) notes, bonds or other obligations of the Federal Government of Canada or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the Federal Government of Canada and that have maturity dates not more than one year from the date of acquisition; (iii) certificates of deposit, demand deposit accounts or other deposit instruments or accounts maintained in the ordinary course of business with banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $50,000,000 which certificates of deposit and other deposit instruments, if not payable on demand, have maturities of not more than one year from the date of acquisition; (iv) certificates of deposit, demand deposit accounts or other deposit instruments or accounts maintained in the ordinary course of business with banks or trust companies organized under the laws of Canada or any province thereof that have capital and surplus of at least $50,000,000 which certificates of deposit and other deposit instruments, if not payable on demand, have maturities of not more than one year from the date of acquisition; (iv) commercial paper issued by any Person that is incorporated under the laws of the United States of America or any state thereof and rated at least A-2 by S&P or at least P-2 by Moody’s that is rated not less than P-2 or A-2 or their equivalents by Moody’s or S&P, respectively, or their successors, and in each case maturing not more than one year from the date of acquisition; (v) commercial paper issued by any Person that is incorporated or organized under the laws of Canada or any Province thereof, which is rated at least A-2 by S&P or at least P-2 by Moody’s, or any Canadian affiliate of the same rating agencies, in each case with maturities of not more than one year from the date acquired; or (vi) any repurchase agreement secured by any one or more of the foregoing.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Responsible Officer. The chief executive officer, president, vice-president, chief financial officer, treasurer (or assistant treasurer, if applicable), or secretary (or assistant secretary, if applicable), controller or administrators of the Borrower or any attorney-in-fact with powers to deliver documents on behalf of the Borrower in connection with the Loan Documents. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

Restricted Payment. Any of the following: (a) any dividend, distribution, loan, advance, guaranty, extension of credit or other payment, whether in cash or property, to or for the benefit of any Person who holds an Equity Interest in the Borrower, whether or not such Interest is evidenced by a security; (b) any purchase, redemption, retirement or other acquisition for value of any Equity Interest of the Borrower, whether now or hereafter outstanding, or of any options, warrants or similar rights to purchase such Equity Interest or any security convertible into or exchangeable for such Equity Interest and (c) any payment or prepayment of any kind, whether in cash or property, to or for the benefit of any Person (other than the Borrower) that is an Affiliate of the Borrower.

SDN List. See Section 4.16.

Solvent and Solvency. With respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

S&P. Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Strategic Alternative Assessment. See Section 5.11.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Subordination Agreement. That certain Subordination Agreement dated as of the Closing Date, among the Borrower, Golden Queen Mining Holdings, Inc., the Administrative Agent, The Landon T. Clay 2009 Irrevocable Trust Dated March 6, 2009, EHT, LLC, Harris Clay and the Clay Family 2009 Irrevocable Trust Dated April 14, 2009.

Subsidiary. With respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

Subsidiary Guaranty. See Section 5.10.

Taxes. All present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Uniform Commercial Code. The Uniform Commercial Code as in effect in the State of New York or, with respect to matters of perfection of the Administrative Agent’s security interest on the Collateral, the jurisdiction of formation or incorporation of the Borrower or a Pledgor, as applicable.

1.2	Rules of Interpretation.

(a)       All terms of an accounting character used herein but not defined herein shall have the meanings assigned thereto by GAAP and in each case applied on a consistent basis.

(b)       A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented and in effect from time to time in accordance with its terms and the terms of this Agreement.

(c)       The singular includes the plural and the plural includes the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(d)       A reference to any Person includes its permitted successors and permitted assigns.

(e)       The words “include”, “includes” and “including” are not limiting.

(f)       The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)       All terms not specifically defined herein or by GAAP and which are defined in the Uniform Commercial Code, shall have the meanings assigned to them in the Uniform Commercial Code.

Section II

DESCRIPTION OF LOANS

2.1	The Loans.

(a)       Revolving Credit Loans. Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein, the Lenders agree to make revolving credit loans (the “Loans”) to the Borrower at the Borrower’s request from time to time from and after the Closing Date and prior to the Maturity Date, provided that the total amount of outstanding Loans shall not at any time exceed $20,000,000 (the “Commitment”). Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay, prepay and reborrow amounts, up to the limit imposed by this Section 2.1(a), from time to time between the Closing Date and the Maturity Date upon request given to the Lenders pursuant to Section 2.1(b). Each Lender shall fund and hold its respective portion of the Loans pursuant to the allocations set forth on Schedule 2.1(a). The Commitment of the Lenders is several and not joint, with each Lender committing to the percentage of the Commitment shown on Schedule 2.1(a).

(b)       Notice and Manner of Borrowing Loans. Whenever the Borrower desires to obtain a Loan hereunder, the Borrower shall give the Lenders written notice of its request specifying the amount of the Loan and the effective date on which such Loan is requested to be made. Each Loan shall be in a minimum principal amount of $5,000,000 or in integral multiples of $5,000,000 in excess of such minimum amount. Such notice must be received by the Lenders at least ten (10) Business Days before the day on which the requested Loan is to be made.

(c)       The Notes. The Loans shall be evidenced by separate promissory notes for each Lender, dated as of the Closing Date in the aggregate principal amount equal to the amount of each Lender’s share of the Commitment, such notes to be in substantially the form of Exhibit A hereto (together, the “Notes”).

2.2	Interest Rates and Payments of Interest.

(a)       The Loans shall bear interest at a rate per annum equal to the Fixed Rate. Such interest shall not be paid in cash but shall be accrued and paid in kind and added to the principal balance of the Loans at the end of each fiscal quarter of the Borrower. Such interest shall be allocated among the Lenders in accordance with their respective percentages as set forth on Schedule 2.1(a).

(b)       If an Event of Default shall occur, then the unpaid balance of the Loans shall bear interest, to the extent permitted by law, compounded daily at an interest rate equal to 2% per annum above the Fixed Rate, until such Event of Default is cured or waived.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)       All agreements between or among the Borrower and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Obligations or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the Obligations exceed the maximum permissible under applicable law. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Lenders in the execution, delivery and acceptance of the Loan Documents to contract in strict compliance with the laws of The State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the Obligations to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Obligations and not to the payment of interest. This provision shall control every other provision of all Loan Documents.

2.3         Commitment Fee. The Borrower shall pay to the Lenders a commitment fee (the “Commitment Fee”) computed on a daily basis, equal to one percent (1%) per annum of the excess of (i) the Commitment, over (ii) the average daily amount of outstanding Loans for each fiscal quarter of the Borrower; provided, that if an Event of Default shall occur, then such rate shall be increased to three percent (3%) per annum in respect of the period during which such Event of Default is ongoing. The Commitment Fee shall not be paid in cash but shall be accrued and paid in kind and added to the principal balance of the Loans at the end of each fiscal quarter of the Borrower. The Commitment Fee shall be allocated among the Lenders in accordance with their respective percentages as set forth on Schedule 2.1(a).

2.4         Repayment of Loan. The Borrower shall repay the principal amount of the Loan on the Maturity Date in an amount equal to the aggregate unpaid principal amount of the Loan, together with all accrued and unpaid interest, fees and other charges hereunder.

2.5         Prepayments. The Borrower may prepay the Loans in whole or in part at any time prior to the Maturity Date without premium, penalty or prepayment fee.

2.6         Method of Payments.

(a)       All payments by the Borrower hereunder and under any of the other Loans Documents shall be made in lawful money of the United States in immediately available funds, and shall be deemed to have been made only when made in compliance with this Section 2.6(a). All such payments shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lenders such additional amount in Dollars as shall be necessary to enable the Lenders to receive the same net amount which the Lenders would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lenders certificates or other valid vouchers or other evidence of payment reasonably satisfactory to the Lenders for all Taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)       All such payments shall be made at the applicable Lender’s office or at such other location that each Lender may from time to time designate, in each case in immediately available funds.

2.7         Computation of Interest and Fees. All computation of fees and interest shall be made on the basis of a 365-day year and actual days elapsed. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment.

2.8         Taxes.

(a)       Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes; provided that if the Borrower shall be required by applicable law to deduct any Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)       Indemnification by the Borrower. The Borrower shall indemnify the Lenders, within ten days after demand therefor, for the full amount of any Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section 2.8) paid by the Lenders, as the case may be, for or on account of Taxes in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Loan document, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lenders shall be conclusive absent manifest error. The foregoing indemnification does not apply with respect to any Tax assessed on the Lender if that Tax is imposed on or calculated by reference to the net income received or receivable (under U.S. federal income tax principles) by the Lender.

(c)       Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lenders.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)       Tax Treatment. Each Lender and the Borrower agree to treat the Loans as “debt” for tax purposes, and where applicable as a transaction controlled by Section 707(a) of the Internal Revenue Code of 1986, as amended. Each party shall file all federal, state, county and local tax returns and information reporting forms required to be filed consistent with this treatment of the Loans. Except as otherwise required by law, no party to this Agreement shall take a position inconsistent with the foregoing on any tax return or otherwise.

Section III

CONDITIONS OF LENDING

3.1         Conditions Precedent to Initial Loans. The agreement of the Lenders to make the initial Loan is subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

(a)       Closing Deliverables. The Lenders shall have received the following, each of which shall be originals, “pdfs” or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lenders:

(i)        an executed counterpart of this Agreement;

(ii)       the Notes executed by the Borrower in favor of the Lenders;

(iii)      evidence satisfactory to the Lenders that all approvals, consents, exemptions, authorizations, notices to or filings with any Governmental Authority or other Person set forth on Schedule 4.3 have been obtained or made by the Borrower or its applicable Subsidiary or Affiliate;

(iv)      such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and each Pledgor as the Lenders may require evidencing the authority of the Borrower and each Pledgor to consummate the transactions contemplated hereby and the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower and each Pledgor is a party or is to be a party;

(v)       such documents and certifications as the Lenders may reasonably require to evidence that the Borrower and each Pledgor is duly organized or formed; is validly existing and is in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(vi)      a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 3.1 and 3.2 have been satisfied;

(vii)     certificates attesting to the Solvency of the Borrower, from the Borrower’s chief financial officer, treasurer, controller, administrator or other officer of equivalent responsibility;

(viii)    such other assurances, certificates, documents, consents and opinions as the Lenders reasonably may require; and

(ix)       an executed copy of the Subordination Agreement.

(b)       Indebtedness. The Borrower shall not have outstanding any Indebtedness for money borrowed other than the Loans and any other Indebtedness permitted by Section 6.1, including the Indebtedness set forth on Schedule 6.1(f).

(c)       Independent Director Approval. The Lenders shall have received written evidence satisfactory to them of the approval of this Agreement and the borrowing hereunder by a majority of the independent directors of Golden Queen Mining Co. Ltd.

3.2         Conditions Precedent to all Loans. The obligation of the Lenders to make any Loan, including the initial Loans, is further subject to the following conditions:

(a)       Loan Limit. The outstanding Loans do not and, after giving effect to any requested Loan, will not exceed the limitation set forth in Section 2.1.

(b)       Litigation; Investigations. No litigation, arbitration, proceeding or investigation shall be pending or, to the knowledge of the Borrower, threatened in writing which questions the validity or legality of the transactions contemplated by any Loan Document or seeks a restraining order, injunction or damages in connection therewith, or which, in the reasonable judgment of the Lenders, would reasonably be expected to adversely affect the transactions contemplated hereby or thereby.

(c)       Accuracy of Representations and Warranties. The representations and warranties contained in Section IV hereof and all representations and warranties made by the Borrower under any other Loan Document shall be true and accurate in all material respects on and as of the date any Loan is made.

(d)       No Default. No Default or Event of Default shall have occurred and be continuing.

(e)       No Change in Law. No change shall have occurred in any law or regulation or interpretation thereof that, in the reasonable opinion of counsel for the Lenders, would make it illegal or against the formally adopted and published policy of any Governmental Authority for the Lenders to make the Loans hereunder.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)       Approval of Borrower’s Board of Managers. The Lenders shall have received evidence satisfactory to them that the Borrower’s board of managers has approved the specific Loan being requested by action contemporaneous with such request (as distinguished from an advance blanket authorization by the Borrower to obtain Loan advances).

Section IV

REPRESENTATIONS AND WARRANTIES

The Borrower (and each Pledgor, with respect to Section 4.1, 4.2, 4.3, 4.4, 4.6, 4.16 and 4.17, as applied to itself only) represents and warrants to the Lenders that:

4.1         Existence, Qualification and Power. The Borrower and each Pledgor (a) is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.2         Authorization; No Contravention. The execution, delivery and performance by the Borrower and each Pledgor of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and, except as disclosed on Schedule 4.2, do not and will not (a) contravene the terms of any of such Person’s organizational documents; (b) conflict with or result in any breach or contravention of, or the creation of any Encumbrance under, or require any payment to be made under (i) any contractual obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any law, rule or regulation, except in each case referred to in clause (b)(i) or clause (c) to the extent any such conflict or violation could not reasonably be expected to have a Material Adverse Effect.

4.3         Governmental Authorization; Other Consents; Corrupt Practices. Except as disclosed on Schedule 4.3:

(a)       no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, the Borrower or any Pledgor of this Agreement or any other Loan Document, or (ii) the exercise by a Lender of its rights under the Loan Documents.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)       The Borrower, each Pledgor and their respective officers, directors, employees, and agents have complied in all material respects with all applicable Corrupt Practices Laws in obtaining any Governmental Approvals, consents, licenses, approvals, permits, authorizations, rights, and privileges in respect of the Borrower’s business, and are otherwise conducting the business of the Borrower in compliance in all material respects with applicable Corrupt Practices Laws, the Borrower declares that at no time in the course of its business has the Borrower or its officers, directors, employees or agents offered or promised any undue advantage, directly or indirectly, to a Public Official, with the objective of influencing him or her to perform, omit or delay an official act, or to obtain improper business advantage for themselves or for the Borrower. (For purposes of this Agreement, “undue advantage” is not limited to payments or financial benefits, but consists of anything that has value to a Public Official.);

(c)       The Borrower’s and each Pledgor’s internal management and accounting practices and controls are adequate to ensure compliance in all material respects with applicable Corrupt Practices Laws.

4.4         Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower and each Pledgor. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower and each Pledgor, enforceable against the Borrower and each Pledgor in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

4.5         Financial Statements. The audited financial statements of the Borrower for the fiscal year of the Borrower ended December 31, 2017, furnished to the Lenders, are true and complete in all material respects, have been prepared in accordance with GAAP, and fairly present the financial condition of the Borrower as of the date of such financial statements and the results of their operations for the period then ending. Since the date of such statements, there has been no material change in the Borrower’s accounting procedures. Since the delivery to the Lenders of the most recently audited financial statements of the Borrower, there has been no material adverse change in the Borrower’s financial condition, properties or business, taken as a whole.

4.6         Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Pledgor or against any of their respective properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) except as set forth on Schedule 4.6, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

4.7         No Default. Except as set forth on Schedule 4.7, the Borrower is not in default under or with respect to, or a party to, any contractual obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.8         Ownership of Property; Encumbrances. The Borrower has good record and sufficient title to its material properties, including all real property necessary for the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower’s properties are not subject to any Encumbrances, except for Permitted Encumbrances.

4.9         Environmental Compliance. The Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds, and other facilities are in compliance with, the provisions of all applicable Environmental Laws, except as any noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Borrower has (a) been issued and will maintain all required consents, permits, licenses, certificates, authorizations, and approvals relating to, and (b) received no complaint, order, directive, claim, citation, or notice by any Governmental Authority or any other Person with respect to, any and all Environmental Laws, except to the extent any such failure to have issued or maintained or any such receipt in each case could not reasonably be expected to have a Material Adverse Effect.

4.10       Insurance. The properties of the Borrower necessary for the ordinary conduct of its business are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower operates and as required by applicable Governmental Authorities.

4.11      Taxes. The Borrower has filed all federal, state, provincial, and all material local tax returns and reports required by law to be filed in respect of the income, business, properties, and employees of the Borrower, and has paid all Taxes, assessments, fees and other charges levied or imposed by any Governmental Authority upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment against the Borrower that is not being challenged by appropriate proceedings with adequate reserves made therefor that would, if made, have a Material Adverse Effect.

4.12       Subsidiaries. The Borrower has no Subsidiaries other than [**].

4.13       Margin Regulations; Investment Company Act.

(a)       The Borrower has not engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)       The Borrower is not required to be registered as an “investment company” under the Investment Company Act of 1940.

4.14       Compliance with Laws. The Borrower is in compliance in all material respects with the requirements of all laws, rules and regulations and all orders, writs, injunctions and decrees applicable to it or to its properties, except where the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.15       Solvency. The Borrower is Solvent.

4.16       Compliance with OFAC Rules and Regulations. The Borrower and each Pledgor is and will remain in compliance in all material respects with all United States economic sanctions laws, executive orders and implementing regulations as promulgated by OFAC and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act (P.L. 91-508, 84 Stat. 1118 (1970) and all regulations issued pursuant to it. None of the Borrower, the Pledgors, nor any Person directly or indirectly controlling the Borrower or any Pledgor (i) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of United States economic sanctions laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person, or (iii) is controlled by (including by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States law.

4.17       Foreign Assets Control Regulations, Etc. The Borrower and each Pledgor is not an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. The Borrower is not in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). The Borrower (i) is not a blocked person described in Section 1 of the Executive Order 13224 issued on September 24, 2001, and (ii) to the Borrower’s knowledge, does not engage in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section V

AFFIRMATIVE COVENANTS

Each Loan Party covenants that so long as the Loans or any other Obligation remain outstanding:

5.1         Financial Statements. The Borrower shall furnish to the Lenders:

(a)       as soon as available to the Borrower, but in any event within 120 days after the end of each Fiscal Year, the balance sheet of the Borrower and its Subsidiaries as of the end of such year and related statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for such year, prepared in accordance with GAAP and audited and certified without qualification by the Borrower’s Accountants; and, concurrently with such financial statements, a copy of the Borrower’s Accountants management report and a written statement by the Borrower’s Accountants that in the making of the audit necessary for their report and opinion upon such financial statements, they have obtained no knowledge of any Default or, if in the opinion of such accountants any such Default exists, they shall disclose in such written statement the nature and status thereof; provided that the Borrower shall be deemed to be in compliance with its delivery obligations pursuant to this Section 5.1(a) with respect to any material or information set forth in this Section 5.1(a) to the extent such material or information is publicly filed via the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR) or any public electronic filing system successor thereto;

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)       as soon as available to the Borrower, but in any event within 60 days after the end of each Fiscal Quarter of each Fiscal Year, a balance sheet of the Borrower and its Subsidiaries as of the end of, and related statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for, the Fiscal Quarter then ended and the portion of the Fiscal Year then ended, prepared in accordance with GAAP and certified by the chief financial officer or other officer of equivalent responsibility of the Borrower, subject to normal, recurring year-end adjustments that shall not in the aggregate be material in amount; provided that the Borrower shall be deemed to be in compliance with its delivery obligations pursuant to this Section 5.1(b) with respect to any material or information set forth in this Section 5.1(b) to the extent such material or information is publicly filed via the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR) or any public electronic filing system successor thereto;

(c)       concurrently with their filing, true and correct copies of the Borrower’s and its Subsidiaries’ Tax returns and each amendment thereto;

(d)       promptly after the receipt thereof by the Borrower, copies of any reports (including any so-called management letters) submitted to the Borrower by independent public accountants in connection with any annual or interim review of the accounts of the Borrower or its Subsidiaries made by such accountants;

(e)       promptly after the same are delivered or filed, copies of all financial statements and reports as any Loan Party shall send to owners of its Equity Interests or as the Borrower may file with any Governmental Authority at any time; provided that such Loan party shall be deemed to be in compliance with its delivery obligations pursuant to this Section 5.1(e) with respect to any material or information set forth in this Section 5.1(e) to the extent such material or information is publicly filed via the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR) or any public electronic filing system successor thereto; and

(f)       from time to time, such other financial data and information about the Loan Parties as the Lenders may reasonably request.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.2         Conduct of Business.

(a)       Each Loan Party shall duly observe and comply in all material respects with all material contracts and with all applicable laws, regulations, decrees, orders, judgments and valid requirements of any Governmental Authority applicable to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and Corrupt Practices Laws), except in any case where the failure to observe and comply would not reasonably be expected to have a Material Adverse Effect and shall maintain and keep in full force and effect and comply in all material respects with all licenses and permits necessary to the proper conduct of its business.

(b)       Each Loan Party shall maintain its legal existence, comply with its organizational documents, and observe all legally necessary or contractually required formalities in its governance. The Borrower shall and remain or engage in substantially the same business as that in which it is now engaged.

5.3         Taxes. Each Loan Party shall pay or cause to be paid all Taxes on or against it or its properties on or prior to the time when they become delinquent; except for any Tax or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP, if no Encumbrance shall have been filed (the enforcement of which shall not have been stayed within 30 days of the filing thereof) to secure such Tax, assessment or charge.

5.4         Inspection Rights. Each Loan Party shall permit any authorized representatives designated by a Lender to visit and inspect any of the properties of such Loan Party, to inspect, copy and take extracts from its financial and accounting records, and to discuss its affairs, finances and accounts with its officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours. The reasonable out-of-pocket expenses of the Lenders in connection with such inspections shall be payable by the Borrower.

5.5         Maintenance of Books and Records. Each Loan Party shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP, in each case consistently applied and applicable law. Each Loan Party shall keep internal management and accounting practices and controls that are adequate to ensure compliance with applicable Corrupt Practices Laws.

5.6         Use of Proceeds.

(a)       The Borrower will use the proceeds of the Loans for general working capital and other corporate purposes of the Borrower.

(b)       No portion of the Loans shall be used for the “purpose of purchasing or carrying” any “margin stock” or “margin security” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, or otherwise in violation of such regulations.

5.7         Further Assurances. At any time and from time to time each Loan Party shall execute and deliver such further documents and take such further action as may reasonably be requested by the Lenders to effect the purposes of the Loan Documents.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.8         Notification Requirements. Each Loan Party shall furnish to the Lenders:

(a)       promptly upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

(b)       promptly upon becoming aware of any investigative proceedings by a Governmental Authority or of any litigation commenced or threatened in writing against any Loan Party of which it has notice, the outcome of which could reasonably be expected to have a Material Adverse Effect, written notice thereof and the action being or proposed to be taken with respect thereto; and

(c)       promptly after becoming aware of any occurrence or any condition affecting any Loan Party which could reasonably be expected to have a Material Adverse Effect, written notice thereof.

5.9         Environmental Compliance.

(a)       Except as could not reasonably be expected to have a Material Adverse Effect, (i) the Each Loan Party shall comply with, and shall conduct its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with, the provisions of all Environmental Laws; (ii) each Loan Party shall maintain in full force and effect all required permits, licenses, certificates, authorizations and approvals relating to Environmental Laws; and (iii) the business of each Loan Party shall be operated in a manner that will not pose any an unreasonable risk to public health or the environment.

(b)       Each Loan Party shall provide the Lenders upon either Lender’s request with information related such Loan Party’s compliance with those Environmental Laws that are reasonably necessary to the ordinary conduct of its business within ten days as of the receipt by a Responsible Officer of such Loan Party of such request.

(c)       The Borrower shall promptly inform the Lenders of the receipt of any (i) notice of violation of any environmental permits, licenses, certificates and authorizations (ii) notice of violation of any Environmental Laws, the violation of which could reasonably be expected to be material and adverse to the ordinary conduct of any Loan Party’s business.

5.10       Subsidiary Guaranties. Each Subsidiary of the Borrower created, acquired or held on any date subsequent to the Closing Date, shall as promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Lenders) of such date, execute and deliver to the Lenders, along with any corporate governance and authorization documents, a guaranty of all Obligations (a “Subsidiary Guaranty”) in form and substance reasonably satisfactory to the Lenders.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.11       Exploration of Strategic Alternatives. Promptly after the Closing Date the Borrower, in consultation with the Lenders, will commence and diligently engage in a process to explore, evaluate and pursue strategic alternatives to (i) repay the Obligations in full and (ii) finance the Borrower’s future capital needs (the “Strategic Alternative Assessment”). Upon the conclusion of the Strategic Alternative Assessment, the Borrower shall proceed with any resulting strategic alternative; provided that the Borrower shall not be obligated to proceed with such strategic alternative if the Borrower has identified a bona fide alternative transaction, satisfactory to the Lenders, that will repay in cash the Obligations in full by the Maturity Date. The Lenders shall have the right to approve all advisors used by the Borrower in connection with the Strategic Alternative Assessment.

5.12       Post-closing Obligations. Borrower shall cause [**], as promptly as possible but in any event within thirty (30) days of the Closing Date (or such later date as agreed by the Administrative Agent in their discretion), to execute and deliver to the Lenders, along with any corporate governance and authorization documents, a Subsidiary Guaranty in form and substance satisfactory to the Lenders.

Section VI

NEGATIVE COVENANTS

Each Loan Party covenants that so long as the Loans or any other Obligation remain outstanding:

6.1         Indebtedness. Each Loan Party shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

(a)       Obligations;

(b)       Indebtedness for Taxes to the extent that payment therefor shall at the time not be required to be made in accordance with Section 5.3;

(c)       current liabilities on open account for the purchase price of services, materials and supplies incurred by the Borrower in the ordinary course of business (not as a result of borrowing), so long as all of such open account current liabilities shall be promptly paid and discharged in conformity with customary trade terms and practices, except for any such open account Indebtedness which is being contested in good faith by the Borrower, as to which adequate reserves required by GAAP, as applicable, have been established and are being maintained and as to which no Encumbrance has been placed on any property of the Borrower (other than Permitted Encumbrances);

(d)       mobile equipment financing and short term financing with or on behalf of one or more refineries in connection with their purchases of the Borrower’s gold and silver doré bars;

(e)       Guarantees permitted under Section 6.2 hereof;

(f)       Indebtedness existing as of the date of this Agreement and disclosed on Schedule 6.1(f), together with any renewals, extensions or refinancing thereof, provided that the amount of such resulting Indebtedness shall not exceed the amount of Indebtedness originally being renewed, extended or refinanced; and

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)       endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

6.2         Contingent Liabilities. Each Loan Party shall not create, incur, assume, guarantee or be or remain liable with respect to any Guarantees other than (i) Guarantees resulting from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (ii) reclamation obligations supported by surety bonds, as set forth on Schedule 6.2, the amount of which may increase over time.

6.3         Encumbrances. Each Loan Party shall not create, grant, incur, assume or suffer to exist any direct or indirect mortgage, pledge, security interest, lien or other charge or encumbrance of any kind, including any negative pledge or any lien or retained security title of a conditional vendor, upon or with respect to any of its property or assets (“Encumbrances”), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following (“Permitted Encumbrances”):

(a)       liens of the Administrative Agent (for the benefit of the Lenders) under this Agreement, the other Loan Documents and any other document contemplated hereby or thereby;

(b)       liens incurred in connection with the posting of cash collateral to support the surety bonds set forth on Schedule 6.2, together with any replacement, extension or renewal thereof;

(c)       liens existing as of the date of this Agreement and disclosed on Schedule 6.3, together with any replacement, extension or renewal thereof upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Indebtedness secured thereby;

(d)       liens for Taxes to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.3; and

(e)       any Encumbrances arising by mandatory provision of law securing obligations incurred in the ordinary course of business that (i) do not interfere with the ordinary conduct of the business of any Loan Party, (ii) are not yet more than 90 days overdue or that are being contested or litigated in good faith, including (A) Encumbrances of carriers, warehousemen, mechanics, laborers, and materialmen incurred in the ordinary course of business for sums not yet due, (B) Encumbrances on real estate for real estate taxes not yet delinquent, (C) Encumbrances incurred in the ordinary course of business in connection with worker’s compensation and unemployment insurance, (D) easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property approved in advance by the Lenders, and (E) employee claims regarding wages and benefits.

6.4         Merger; Dispositions; Liquidation.

(a)       No Loan Party may merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)       Each Loan Party shall not Dispose of any assets or properties reasonably necessary to the ordinary conduct of its business, other than sales of Qualified Investments in the ordinary course of business and consistent with past practices.

6.5         Restricted Payments. Each Loan Party shall not make any Restricted Payments, except that:

(a)       the Borrower may declare and pay dividends and make other distributions and payments with respect to its Equity Interests if payable solely in its Equity Interests; and

(b)       the Borrower may purchase or otherwise acquire Equity Interests in any Subsidiary of the Borrower using additional shares of its Equity Interests.

6.6         Investments; Purchases of Assets. Each Loan Party shall not make or maintain any Investments or purchase or otherwise acquire any material amount of assets other than:

(a)       Qualified Investments;

(b)       Subsidiaries created, acquired, or held in accordance with the terms of this Agreement; and

(c)       to the extent permitted by applicable law, loans or other extensions of credit to officers, directors and employees of the Borrower in the ordinary course of business, for travel, entertainment, relocation and analogous ordinary business purposes, which Investments shall not exceed at any time $200,000 in the aggregate.

6.7         Transactions with Affiliates. Each Loan Party will not directly or indirectly, enter into any purchase, sale, lease or other transaction with any Affiliate except transactions on terms that are no less favorable to such Loan Party than those which might be obtained at the time in a comparable arm’s-length transaction with any Person who is not an Affiliate; except any such transaction (i) unanimously approved by the board of managers of such Loan Party or by a committee of its board of managers whose members have been unanimously appointed by its board of managers; or (ii) between any Loan Party and a Lender or an Affiliate of a Lender.

6.8         Fiscal Year. Each Loan Party shall not change its Fiscal Year without at least 90 days’ prior written notice to the Lenders.

Section VII

DEFAULTS

7.1         Events of Default. Any of the following shall constitute an Event of Default:

(a)       Non-Payment. The Borrower fails to (i) pay when and as required to be paid in herein, any amount of principal of the Loans (including any interest and Commitment fee added to the principal of the Loans), or (ii) pay within ten (10) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)       Specific Covenants. (i) Any Loan party fails to perform or observe any term, covenant or agreement contained in any of Sections 5.1(a), (b), or (c), Sections 5.2(b), 5.4, 5.6, 5.7, 5.8, 5.10, or 5.11 or Section VI, or (ii) a Subsidiary of Borrower violates or fails to perform or observe any term, covenant or agreement contained in any Subsidiary Guaranty; or

(c)       Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 7.1(a) or 7.1(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)       Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or misleading when made or deemed made; or

(e)       Cross-Default. (i) Each Loan Party (A) shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $150,000, or (B) shall fail to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) the Borrower shall fail to pay when due (after any applicable period of grace) any amount payable under one or more agreements for the use of real or personal property requiring aggregate payments in excess of $100,000 in any twelve month period, or fails to observe or perform any term, covenant or agreement or relating to such agreement(s) for the use of real or personal property, and the result of any such failure is to permit any other party to such agreement(s) to exercise remedies under or terminate such agreement(s) prior to the expiration date thereof; or

(f)       Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any bankruptcy, insolvency, reorganization, receivership or other debtor relief law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any bankruptcy, insolvency, reorganization, receivership or other debtor relief law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)       Inability to Pay Debts; Attachment. (i) The Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy; or

(h)       Judgments. There is entered against any Loan Party (i) one or more final judgments or orders, not disclosed on Schedule 4.6, for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $100,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days while such judgment shall not have been discharged during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)       Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any provision of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(j)       Change of Control. There occurs any Change of Control.

7.2         Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Lenders, acting jointly, may take any or all of the following actions:

(a)       declare the aggregate unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party; and

(b)       exercise on behalf of themselves all rights and remedies available to them under the Loan Documents and applicable laws;

provided, however, that upon the occurrence of an Event of Default specified in Section 7.1(f), the unpaid principal amount of the Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Lenders. All amounts collected from any enforcement of remedies hereunder, including any proceeds from the sale of Collateral, shall be applied to the amounts owing to each Lender under this Agreement in proportion to the amount of outstanding Loans owed to such Lender.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section VIII

GRANT OF SECURITY INTEREST

8.1         Security Interests. The Borrower, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding), hereby grants, mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Administrative Agent (for the benefit of the Lenders), a security interest in the Collateral.

8.2         Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Agreement and the other Loan Documents, the Borrower may use its Collateral in any lawful manner.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.3         Possession; Sale of Collateral; etc. In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, if any Event of Default shall have occurred and be continuing, the Administrative Agent (on behalf of the Lenders and with the consent of both Lenders) may exercise all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Borrower of any cash collateral arising in respect of the Collateral on such terms as the Administrative deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk, without demand of performance but with ten (10) days’ prior written notice of the time and place of any such public sale or sales (which notice the Borrower hereby agrees is commercially reasonable) and with such other notices as may be required by applicable law and cannot be waived. The Administrative Agent, on behalf of the Lenders, or the Lenders, acting jointly, shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived and released. The Borrower further agrees, at the Administrative Agent’s request to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrower’s premises or elsewhere and the Administrative Agent may enter upon the premises of the Borrower or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Administrative Agent may take such measures as it deems necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section VIII, after deducting all costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Borrower under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to the Borrower. None of the Administrative Agent or the Lenders shall have any liability should the proceeds resulting from a private sale of any Collateral be less than the proceeds realizable from a public sale of such Collateral, and the Administrative Agent (on behalf of the Lenders) or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by applicable law) from any claim or right of whatever kind, including any equity of redemption, of the Borrower, any such demand, notice, claim, right or equity being hereby expressly waived and released. The Administrative Agent (on behalf of the Lenders) shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and none of the Administrative Agent or any Lender shall be chargeable with any of the obligations or liabilities of the Borrower. The Borrower hereby agrees that (i) it will indemnify and hold the Administrative Agent and the Lenders harmless from and against any and all claims with respect to any Collateral asserted before the taking of actual possession or control of such Collateral by the Administrative Agent pursuant to this Section VIII, or arising out of any act of, or omission to act on the part of, any Person (other than the Administrative Agent or the Lenders) prior to such taking of actual possession or control by the Administrative Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of the Borrower or its Affiliates or agents before or after the commencement of such actual possession or control by the Administrative Agent but excluding therefrom all claims with respect to the Collateral resulting from (x) the gross negligence or willful misconduct of the Administrative Agent or any Lender, as finally determined by a court of competent jurisdiction in a non-appealable decision or in an appealable decision that the party seeking indemnification does not appeal within the time required, or (y) any claims with respect to the Collateral asserted against an indemnified party by the Borrower in which the Borrower is the prevailing party (i.e., the party in whose favor a monetary award is issued); and (ii) none of the Administrative Agent or any Lender shall have any liability or obligation to the Borrower arising out of any such claim except for acts of willful misconduct or gross negligence of such Person, as finally determined by a court of competent jurisdiction in a non-appealable decision or in an appealable decision that the party seeking indemnification does not appeal within the time required. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. In any action hereunder, the Administrative Agent shall be entitled, if permitted by applicable law, to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as a court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders shall be entitled to apply, without prior notice to the Borrower, any cash or cash items constituting Collateral in the possession of the Administrative Agent and the Lenders in any manner at their sole discretion.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.4         Financing Statements, Direct Payments. The Borrower hereby authorizes the Administrative Agent to file financing statements under the Uniform Commercial Code and any amendments thereto and continuations thereof and any other reasonably appropriate security documents or instruments and to give any notices necessary or desirable as determined by the Administrative Agent to perfect the security interest of the Administrative Agent (for the benefit of the Lenders) in the Collateral, in all cases without the signature of the Borrower or to execute such items as attorney-in-fact for the Borrower; provided, that the Administrative Agent shall provide copies of any such documents or instruments to the Borrower. The Borrower hereby specifically authorizes the Administrative Agent to describe and indicate the collateral covered by any such financing statement as “all assets” and/or “all personal property” of the Borrower now owned or hereafter acquired. The Borrower further authorizes the Administrative Agent to notify, at the time that any Event of Default shall have occurred and be continuing and is not waived, any account debtors that all sums payable to the Borrower relating to the Collateral shall be paid directly to the Administrative Agent or as otherwise directed by the Administrative Agent, and to confirm directly with account debtors the amounts payable by them to the Borrower with regard to the Collateral and the terms of all accounts receivable.

8.5         Remedies Not Exclusive. The remedies conferred upon or reserved to the Administrative Agent in this Section VIII are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent and the Lenders shall have all rights and remedies of a secured creditor under Article 9 of the Uniform Commercial Code and under any other applicable law.

Section IX

PLEDGE

9.1         Pledge.

(a)       Each Pledgor, as security for the due and punctual payment in full of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding), hereby grants, pledges, hypothecates, assigns, transfers, sets over, conveys and delivers unto the Administrative Agent (for the benefit of the Lenders) a first priority security interest in all Pledged Collateral (including without limitation the Borrower’s Equity Interests in [**]) now owned or hereafter acquired by them, senior in right and priority to the claims of any other Persons. The foregoing will constitute the approval of each Pledgor to a transfer of units of the Borrower forming part of the Pledged Collateral pursuant to Section 11.1 of the Golden Queen Mining Company, LLC Amended and Restated Limited Liability Company Agreement.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)       On or prior to the Closing Date, the Pledgors shall deliver to the Administrative Agent the definitive instruments (if any) representing all Pledged Securities, accompanied by undated stock or transfer powers (or any comparable documents for non-corporate entities to the extent certificated), duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Administrative Agent or its counsel shall reasonably request. Schedule 9.1 sets forth all of the Pledged Securities as of the Closing Date.

9.2         Covenant. Each Pledgor covenants that as the owner of Equity Interests in each of its respective Subsidiaries it will not take any action to allow any additional Equity Interests of such Subsidiaries or any securities convertible or exchangeable into Equity Interest of such Subsidiaries to be issued, or grant any options or warrants, unless all such interests (or in the case of such Subsidiaries that are Controlled Foreign Corporations or Foreign Subsidiary Holding Companies, 65% of such voting Equity Interests and 100% of such non-voting Equity Interests) are pledged to the Administrative Agent (for the benefit of the Lenders) as security for the Obligations.

9.3         Registration in Nominee Name; Denominations. Until an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to hold the certificates (if any) representing any Pledged Securities in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent. The Administrative Agent shall have the right to exchange the certificates representing any of the Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

9.4         Voting Rights; Dividends; etc.

(a)       The appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities being pledged by it hereunder or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except that upon the occurrence and during the continuance of an Event of Default and notice to the applicable Pledgor from the Administrative Agent of the transfer of such rights to the Administrative Agent, all rights of such Pledgor with respect to such Pledged Securities to exercise the voting and/or consensual rights and powers which it is permitted to exercise pursuant to this Section 9.4 shall cease.

(b)       All dividends or distributions of any kind whatsoever (other than cash dividends or cash distributions paid while no Event of Default is continuing and distributions made pursuant to Section 6.5(a)) received by a Pledgor on account of any Pledged Securities, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock or other Equity Interests of the issuer or received in exchange for the Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Administrative Agent, to be held subject to the terms hereof. All dividends and distributions which are received by a Pledgor contrary to the provisions of this clause (b) shall be received in trust for the benefit of the Lenders, segregated from such Pledgor’s own assets, and shall be delivered to the Administrative Agent.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)       So long as no Event of Default shall have occurred and be continuing, any cash dividends or cash distributions received by the Borrower in accordance with the terms hereof may be used for any purpose not prohibited hereunder.

9.5         Remedies Upon Default. If an Event of Default shall have occurred and be continuing, the Administrative Agent (on behalf of the Lenders and with the consent of both Lenders) may sell the Pledged Securities or any part thereof at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC. The Administrative Agent shall be authorized at any such sale (if the Administrative Agent deems it advisable to do so) to restrict to the fullest extent permitted by applicable law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor. The Administrative Agent shall give the Pledgors ten (10) days’ prior written notice of any such public or private sale, or sale at any broker’s board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 9.5, the Administrative Agent (on behalf of the Secured Parties) may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released to the maximum extent permitted by applicable law, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Administrative Agent or any other consenting Lender by the Borrower as a credit against the purchase price; and the Administrative Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to any Pledgor or any third party (other than the other Lenders). The Administrative Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. Each Pledgor hereby agrees that (i) it will indemnify and hold the Administrative Agent and the Lenders harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Administrative Agent pursuant to this Agreement, or arising out of any act of, or omission to act on the part of, any Person prior to such taking of actual possession or control by the Administrative Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, its agents or Affiliates before or after the commencement of such actual possession or control by the Administrative Agent, but excluding therefrom all claims with respect to the Pledged Securities resulting from (x) the gross negligence or willful misconduct of the Administrative Agent or any Lender, as finally determined by a court of competent jurisdiction in a non-appealable decision or in an appealable decision that the party seeking indemnification does not appeal within the time required, or (y) any claims with respect to the Pledged Securities asserted against an indemnified party by a Pledgor in which such Pledgor is the prevailing party (i.e., the party in whose favor a monetary award is issued), and (ii) none of the Administrative Agent or any Lender shall have any liability or obligation to any Pledgor arising out of any such claim except for acts of willful misconduct or gross negligence of such Person, as finally determined by a court of competent jurisdiction in a non-appealable decision or in an appealable decision that the party seeking indemnification does not appeal within the time required. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.6         Waiver of Guarantor Defenses. The intent of the Pledgors is that the provisions of this Section IX not be construed as a guaranty or surety and that they not have available to them any defenses available to a guarantor or surety under applicable law. To the extent that, notwithstanding such intent, this pledge herein is construed or is asserted to be a guaranty or surety, the Pledgors agree as follows:

(a)       Each Pledgor waives presentment to, demand for payment from and protest to, as the case may be, Borrower or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of each Pledgor hereunder shall not be affected by (i) the failure of the Administrative Agent or the Lenders to assert any claim or demand or to enforce any right or remedy against Borrower or any Pledgor or any other guarantor under the provisions of this Agreement or any other agreement or otherwise, (ii) any extension or renewal of any provision hereof or thereof, (iii) the failure of the Administrative Agent or the Lenders to obtain the consent of such Pledgor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Agreement, or any other agreement, (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent (on behalf of the Lenders) for the Obligations or any of them, (v) the failure of the Administrative Agent or the Lenders to exercise any right or remedy against any other Pledgor or any other guarantor of the Obligations, (vi) any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case by or against the Borrower or any other Pledgor, or any change in the corporate existence, structure, ownership or control of the Borrower or any other Pledgor (including any of the foregoing arising from any merger, consolidation, amalgamation, reorganization or similar transaction), or (vii) the release or substitution of any Pledgor or any other guarantor of the Obligations. Without limiting the generality of the foregoing or any other provision hereof (including, without limitation, Section 13.6 and Section 13.12), to the extent permitted by Applicable Law, each Pledgor hereby expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 or similar applicable law.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)       Each Pledgor further agrees that the pledge herein is a continuing pledge, shall secure the Obligations and any ultimate balance thereof, notwithstanding that Borrower or any other Persons may from time to time satisfy the Obligations in whole or in part and thereafter incur further Obligations, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or any Lender in favor of Borrower or any Pledgor, or to any other Person.

(c)       Each Pledgor’s obligations under the this Section IX shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to the pledge in this Section IX. The Administrative Agent and the Lenders make no representation or warranty with respect to any such circumstances and have no duty or responsibility whatsoever to any Pledgor with respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

(d)       The obligations of each Pledgor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment and performance in full of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Pledgor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Pledgor or would otherwise operate as a discharge of such Pledgor as a matter of law, unless and until the Obligations are indefeasibly paid and performed in full and the commitments to lend herein have terminated.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section X

GENERAL

10.1       Notices.

(a)       Notices Generally. Subject to Section 10.1(c), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or .pdf), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via facsimile to the number set out herein, (c) when delivered by electronic mail, when delivered, or (d) the second Business Day following the day on which the same has been delivered prepaid to a reputable national express air courier service, addressed as follows in the case of the Borrower and the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

If to the Borrower:	Golden Queen Mining Company, LLC
P.O. Box 1030
Mojave, CA 93502
	Attention:	Robert C. Walish, President & CEO
	Email:	rwalish@goldenqueen.com

with a copy to:	Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202-5549
	Attention:	Kenneth G. Sam
	Email:	Sam.kenneth@dorsey.com
	Facsimile:	(303) 629-3450

If to Auvergne:	c/o East Hill Management Company
70 Main Street
Suite 300
Petersborough, NH 03458
	Email:	thomas.clay@easthillmgt.com
	Facsimile:	(603) 371-9034

with a copy to:	Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
	Attention:	William A. Levine, Esq.
	Facsimile:	(617) 338-2880
	E-mail:	wlevine@sandw.com

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

If to LUK Holdco or Gauss Pledgor:	c/o Jeffries Financial Group
520 Madison Avenue
New York, NY 10022
	Attention:	H. Jimmy Hallac
	Facsimile:	212-598-4869
	Email:	jhallac@leucadia.com

With a copy to:	Mike Sharp	msharp@jefferies.com

If to GQM Holdings Pledgor:	Golden Queen Mining Co. Ltd.
2300-1066 West Hastings Street
Vancouver, British Columbia, Canada V6E3X2
	Attention:	Guy Lebel (Chief Financial Officer)
	Email:	glebel@goldenqueen.com

With a copies to:	Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202-5549
	Attention:	Kenneth G. Sam
	Email:	Sam.kenneth@dorsey.com
	Facsimile:	(303) 629-3450

and	Morton Law LLP
1200 – 750 West Pender Street
Vancouver, British Columbia, Canada, V6C 2T8
	Attention:	Edward L. Mayerhofer, Esq.
	Email:	elm@mortanlaw.com
	Facsimile:	(604) 681-9652

(b)       Reliance by the Lenders. The Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Lender from all losses, costs, expenses and liabilities resulting from the reliance by a Lender on each notice purportedly given by or on behalf of the Borrower, provided that such indemnity shall not be available to the extent that such losses, costs, expenses and liabilities have been determined in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)       Telephone, Facsimile and E-mail Notices. Each Lender is authorized to rely on and to act on any telephone, any facsimile-transmitted, or any e-mail transmitted instructions concerning the transactions contemplated by the Agreement which a Lender believes without any need to inquire or investigate as to, or verify, the genuineness or authenticity of the instructions, to be from the Borrower, and no Lender shall be liable to the Borrower or any third party for so acting or refraining from acting, except in the case of gross negligence or willful misconduct of such Lender. No Lender shall further be under any duty to make any inquiry or investigation with respect to, or verification of, the telephone, facsimile-transmitted or e-mail transmitted instructions, except to confirm that its records show that the person purporting to be issuing the instructions on behalf of the Borrower has authority to do so. No Lender shall be under any duty or obligation to accept any telephone, facsimile, or e-mail instructions from the Borrower, and each Lender may refuse to accept any such instructions in its sole and absolute discretion. The Borrower shall at all times indemnify, defend and hold each Lender, and its officers, directors, employees, attorneys, agents, and Affiliates, harmless from all actions or claims arising in connection with any action or failure to act with respect to telephone, facsimile-transmitted, or e-mail transmitted instructions, except in the case of gross negligence or willful misconduct of such Persons.

10.2       Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or the other Loan Documents without the prior written consent of the Lenders. Each Lender may at any time assign all or a portion of its rights and obligations under this Agreement only to an U.S. Affiliate of such Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.3       Expenses. Whether or not the transactions contemplated herein shall be consummated, the Borrower shall reimburse the Lenders for all reasonable out-of-pocket fees, disbursements, expenses (including all reasonable attorneys’ fees) incurred or expended in connection with the preparation, negotiation, filing or recording and interpretation of this Agreement and the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof, or in connection with the enforcement of any Obligations or the satisfaction of any Indebtedness of the Borrower hereunder or thereunder, or in connection with any litigation, proceeding or dispute in any way related to the credit hereunder; provided that all of the foregoing incurred in connection with this Agreement and the transactions contemplated by Section III hereof shall not exceed $50,000 without mutual consent.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.4       Indemnification. The Borrower agrees to indemnify and hold harmless each Lender, as well as its shareholders, directors, offices, agents, attorneys, subsidiaries and Affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of attorneys, engineers and consultants) and all other liabilities whatsoever (including, without limitation, liabilities under Environmental Laws) which shall at any time or times be incurred, suffered, sustained or required to be paid by any such indemnified Person (except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified Person) on account of or in relation to or any way in connection with any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement, the other Loan Documents or any other documents executed or delivered in connection herewith or therewith, all as the same may be amended from time to time, whether or not all or part of the transactions contemplated by, associated with or ancillary to this Agreement, any of the Loan Documents or any such other documents are ultimately consummated. In any investigation, proceeding or litigation, or the preparation therefor, each Lender shall select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of its choice at its own expense, provided that such counsel shall be reasonably satisfactory to each Lender. The Borrower authorizes each Lender to charge any deposit account or Note Record which it may maintain with any of them for any of the foregoing. The covenants of this Section 10.4 shall survive payment or satisfaction of payment of all amounts owing with respect to the Notes, any other Loan Document or any other Obligation.

10.5       Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lenders of the Loans as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding and unpaid or a Lender has any obligations hereunder. All statements contained in any certificate or other writing delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

10.6       No Waivers. No failure or delay by a Lender in exercising any right, power or privilege hereunder, under the Notes or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver shall extend to or affect any Obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of a Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances, except as otherwise specifically provided in the Loan Documents. The rights and remedies herein and in the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.7       Amendments, Waivers, etc.

(a)       Neither this Agreement nor the Notes nor any other Loan Document nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by each Lender, and, in the case of amendments, by the Borrower.

(b)       Any action to be taken (including the giving of notice) by the Lenders may be taken, and any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended, and the performance or observance by the Borrower or any other Person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively), in each case only with the written consent of both Lenders.

10.8       Lost Note, Etc. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of a Note, if available, the Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

10.9       Captions; Counterparts. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Agreement shall become effective when it shall have been executed by the Lenders and when the Lenders shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

10.10     Entire Agreement, Etc. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements with respect to the subject matter hereof.

10.11     Waiver of Jury Trial. THE BORROWER AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF A LENDER RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE LOANS AND THE LOAN DOCUMENTS, AND AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXCEPT AS PROHIBITED BY LAW, THE BORROWER AND EACH LENDER HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

THE BORROWER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF A LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT EACH LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH EACH IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWER’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

10.12       Governing Law. This Agreement and each of the other Loan Documents are contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of said State without reference to its conflict or choice of laws principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall apply to this Agreement).

10.13       Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final, non-appealed judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Borrower or the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any other party hereto or their properties in the courts of any jurisdiction.

(b)       The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 10.13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.14     Severability. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

10.15     Administrative Agent.

(a)       Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and, subject to the express limitations contained herein, each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take or refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise or refrain from exercising such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b)       The Administrative Agent shall not exercise any discretion or take any action unless it has received written instructions from both Lenders. The Administrative Agent shall be fully protected in acting pursuant to any such instruction and from refraining to act in the absence of any such instruction. The Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)       In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders, and its duties are entirely mechanical and administrative in nature.

(d)       The Lenders agree to indemnify the Agent and any of its Affiliates and their respective officers, directors, employees, agents, attorneys and advisers (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective outstanding principal balances of Loans in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with such principal balances immediately prior to such date of repayment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, arbitrations, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, arbitrations, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)       The Administrative Agent and its affiliates may make loans to, make equity investments in, hold warrants from, and generally engage in any kind of business with the Borrower or any Pledgor as though such Agent were not an Agent. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

(f)       The Administrative Agent may resign at any time by giving fifteen (15) days’ prior written notice thereof to the Lenders and the Borrower, but (except as provided below), such resignation shall not become effective until acceptance by a successor agent of its appointment pursuant hereto. Upon any such resignation, the retiring Administrative Agent shall consult with the Borrower and promptly appoint a successor agent from among the Lenders; provided, that such replacement is reasonably acceptable (as evidenced in writing) to the Lenders and the Borrower; provided, however, that such approval by the Borrower shall not be required at any time when an Event of Default is continuing. If no successor agent shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, the Lenders may appoint a successor agent (which successor may be replaced by the Lenders). Whether or not a successor agent has been appointed, such resignation shall become effective in accordance with such notice on the date that is forty-five (45) days after the date of such notice. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement, the other Loan Documents and any other credit documentation. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor agent or the effectiveness of any resignation notice without the appointment of a successor agent, the retiring Administrative Agent shall automatically be discharged from its duties and obligations under this Agreement, the other Loan Documents or any related agreement or document. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.16     Press Releases, etc. Each Loan Party and each Pledgor will not, and will not permit any of its respective Affiliates, to publish any press release or other similar public disclosure or announcements (including any marketing materials) regarding this Agreement or the other Loan Documents without first providing a draft of any such press release or disclosure to the Administrative Agent for review and comment prior to publication thereof.

[Remainder of Page Intentionally Left Blank]

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the undersigned have duly executed this Revolving Credit Agreement under seal as of the date first above written.

BORROWER:

GOLDEN QUEEN MINING COMPANY, LLC

By:	/s/ Robert Walish
Name: Robert Walish
Title: President & CEO

[Signature page to Revolving Credit Agreement]

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

GAUSS HOLDINGS LLC, as Administrative Agent and Lender

By:	/s/ H. Jimmy Hallac
Name: H. Jimmy Hallac
Title: Vice President

AUVERGNE, LLC, as Lender

By:	/s/ Thomas M. Clay
Name: Thomas M. Clay
Title: Manager

[Signature page to Revolving Credit Agreement]

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PLEDGORS:

GOLDEN QUEEN MINING HOLDINGS, INC.

By:	/s/ Guy Lebel
Name: Guy Lebel
Title:

GAUSS LLC

By:	/s/ H. Jimmy Hallac
Name: H. Jimmy Hallac
Title: President

[Signature page to Revolving Credit Agreement]

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 2.1(a)

Loan Allocation

Name of Lender	Percentage

LUK Holdco	50%

Auvergne	50%

Total:	100%

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.2

No Conflict

Nil

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.3

Governmental Authorizations

Nil

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.6

Litigation

Private Attorney General Act (PAGA) claim filed on behalf of Mr. Ricky Windham, a former employee. The claim was filed with the Los Angeles County and alleges wage and hour violations on the part of Golden Queen Mining Company LLC.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.7

No Defaults

Nil

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 6.1(f)

Existing Indebtedness

See attached.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 6.2

Contingent Liabilities

See attached.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 6.3

Permitted Encumbrances

Liens securing the reclamation obligations listed on Schedule 6.2.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT. CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARETLY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 9.1

Pledged Securities

Issuing Entity	Parent Entity	Authorized Capitalization	Issued Capitalization	Certificated (Y/N)	Certificate No. (if any)	Percentage Ownership Interest
Golden Queen Mining Company LLC	Golden Queen Mining Holdings Inc.	265,000 units	265,000 units	No.	N/A	50%
	Gauss LLC					50%

[**]	Golden Queen Mining Company LLC	Limited Liability Company Membership interests	Limited Liability Company Membership Interests	No.	N/A	100%